SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Hormel Foods Corporation
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HORMEL FOODS CORPORATION

AUSTIN, MINNESOTA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Hormel Foods Corporation, a Delaware corporation, will be held in the Richard L. Knowlton Auditorium of the Austin High School, Austin, Minnesota, on Tuesday, January 27, 2004, at 8:00 p.m. Central standard time, for the following purposes:

1.               To elect a board of 12 directors for the ensuing year.

2.               To vote on ratification of appointment, by the Board of Directors, of Ernst & Young LLP as independent auditors for the fiscal year which will end October 30, 2004.

3.               To transact such other business as may properly come before the meeting.

The Board of Directors has fixed December 1, 2003, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors

JAMES W. CAVANAUGH
Secretary

December 22, 2003

HORMEL FOODS CORPORATION
(CUSIP No. 440452100)
1 HORMEL PLACE
AUSTIN, MINNESOTA 55912

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on January 27, 2004. The shares represented by the enclosed proxy will be voted in accordance with the stockholder’s directions if the proxy is duly executed and returned prior to the meeting. If no directions are specified, the shares will be voted for the election of directors recommended by the Board of Directors, and to ratify the appointment of Ernst & Young LLP as independent auditors for the next fiscal year, and, in the discretion of the persons named in the proxy, as to such other matters as may properly come before the meeting and as to which we did not have knowledge prior to October 31, 2003. As an alternative to completing the enclosed proxy card and mailing it to the Company, stockholders can vote by telephone or by the Internet. The procedures for voting by telephone or the Internet are set out on the proxy card. Any person giving a proxy may revoke it at any time before it is exercised by contacting the Secretary of the Company.

The expenses of soliciting proxies will be paid by the Company. If it appears necessary or advisable, proxies may be solicited at Company expense personally, or by telephone or facsimile, by directors, officers and other employees who will not receive additional compensation. The Company will also reimburse brokerage firms, and other custodians, nominees and fiduciaries, for their reasonable out-of-pocket expenses in sending proxy materials to beneficial owners. Your cooperation in promptly signing and returning the enclosed proxy will help to avoid additional expense.

The Company had 138,672,803 shares of Common Stock outstanding as of December 1, 2003. Each share of stock is entitled to one vote. The Company has no other class of shares outstanding. Only common stockholders of record at the close of business as of December 1, 2003, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Shares represented by abstentions are counted in the same manner as shares submitted with a “withheld” or “no” vote in tabulating the votes cast on proposals presented to stockholders, whereas shares represented by broker nonvotes are deemed not present, and therefore, not counted for purposes of determining whether a proposal has been approved. This proxy statement and form of proxy are being mailed to stockholders on or about December 22, 2003.

HOUSEHOLDING INFORMATION

Only one annual report and proxy statement is being delivered to multiple security holders sharing an address, having received prior notice of our intent to deliver one report per address, unless the Company received contrary instructions from one or more of the security holders.

If you and other stockholders of the Company with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and, in either case, you wish to receive only a single copy of the annual report or proxy for your household, please contact the transfer agent (Wells Fargo Bank Minnesota, N.A., P.O. Box 64854, St. Paul, MN 55164-0854; Phone 1-877-536-3559) with the names in which all accounts are registered and the name of the account for which you wish to receive mailings. This will not in any way affect dividend check mailings.

If you wish to receive a separate copy of the annual report or proxy statement, or if you wish to receive separate copies of future annual reports and/or proxy statements, please call 507-437-5944 or mail a request to the Corporate Secretary, 1 Hormel Place, Austin, MN 55912. We will deliver the requested documents promptly upon your request.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Any stockholder intending to present a proposal at the Annual Meeting of Stockholders to be held in 2005 must arrange to have the proposal delivered to the Company not later than August 24, 2004, in order to have the proposal considered for inclusion in the Company’s proxy statement and the form of proxy for that meeting.

Additionally, the Company’s Bylaws provide certain requirements which must be met in order for a stockholder to bring any proposals or nominations for election as Directors for consideration at the Annual Meeting of Stockholders, whether or not the proposal or nomination is requested to be included in the proxy statement and proxy. Those requirements include a written notice to the Secretary of the Company to be received at the Company’s principal executive offices at least ninety (90) days before the date that is one year after the prior year’s annual meeting. For business or nominations intended to be brought to the Annual Meeting of Stockholders to be held in 2005, that date is October 28, 2004. Stockholder proposals or director nominations submitted after this date are untimely and may not be presented in any manner at the 2005 Annual Meeting of Stockholders.

CONDUCT OF MEETING

In accordance with the Bylaws, and by action of the Board of Directors, the Chairman will preside over the Annual Meeting of Stockholders. He has broad authority to ensure the orderly conduct of the meeting. This includes discretion to recognize shareholders or proxies who wish to speak, and determine the extent of discussion on each item of business. Rules governing the conduct of the meeting have been established, and will be available at the meeting along with the Agenda. The Chairman may also rely on applicable law regarding disruption or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders.

ELECTION OF DIRECTORS

The Board of Directors recommends a vote for each of the twelve director nominees listed below. The persons named as proxies in the enclosed proxy will vote for the election of the twelve nominees named below to hold office as directors until the next Annual Meeting of Stockholders and until their successors are elected and qualify, unless stockholders specify otherwise. In the event any of such nominees should become unavailable for any reason, which the Board of Directors does not anticipate, it is intended that the proxies will vote for the election of such substitute persons, if any, as shall be designated by the Board of Directors. Directors are elected by a plurality of the votes cast. The twelve candidates receiving the highest number of votes will be elected. Mr. Eric A. Brown, Group Vice President of Prepared Foods, is retiring from the Company and the Board, effective January 24, 2004, and is therefore not a nominee.

NOMINEES FOR DIRECTORS

Name	Age	Principal Occupation, Five-Year Business Experience, and Directorships	Year First Became a Director

JOHN W. ALLEN, Ph.D.	73	Professor Emeritus, Food Marketing, Partnership for Food Industry Development - Fruits and Vegetables, Michigan State University since 2001; Professor and Director of the Food Industry Alliance, Michigan State University from 1969 to 2001. Member of the Board of Directors of Alliance Foods, Inc., Coldwater, Michigan.	1989

JOHN R. BLOCK	68	Executive Vice President of Food Marketing Institute, and President of its Wholesale Division, since 2003; President and Chief Executive Officer of Food Distributors International 1986-2003; Farming Partnership with son since 1961; Former Secretary of the U.S. Department of Agriculture from 1981 to 1986. Member of the Board of Directors of Deere & Company, Moline, Illinois.	1997

E. PETER GILLETTE, JR.	69	Senior Advisor to U.S. Trust Company, and its predecessor Resource Trust Company, since 1998; President, Piper Trust Company from 1995 to 1998, retired 1998; Commissioner of Minnesota Department of Trade and Economic Development from 1991 to 1995; former Vice Chairman, Norwest Corporation (now Wells Fargo Corporation).	1996

LUELLA G. GOLDBERG	66

Trustee, University of Minnesota Foundation since 1975, and Chair, Board of Trustees, from 1996 to 1998. Member, Board of Overseers, Carlson School of Management since 1979. Trustee and Chair Emerita, Wellesley College since 1996. Chair, Board of Trustees, Wellesley College, from 1985 to 1993; Acting President, Wellesley College, from July 1, 1993 to October 1, 1993. Life Director, Minnesota Orchestral Association since 1997; Chair, Board of Directors, Minnesota Orchestral Association from 1980 to 1983. Member of the Supervisory Board of ING Group, Amsterdam, The Netherlands. Member of the Board of Directors of TCF Financial Corporation, Minneapolis, Minnesota, and of Communications Systems, Inc., and Hector Communications Corporation, both of Hector, Minnesota.

			1993

JOEL W. JOHNSON	60	Chairman, President and Chief Executive Officer since 1995. Chairman of the Executive Committee of the Board of Directors. Member of the Board of Directors of Meredith Corporation, Des Moines, Iowa, Ecolab Inc., St. Paul, Minnesota, and U.S. Bancorp, Minneapolis, Minnesota.	1991

SUSAN I. MARVIN	48	President, Marvin Windows and Doors since October 1995; Senior Vice President Sales and Marketing 1985-1995; Trustee, University of Minnesota Foundation since 2001; Board of Directors of Minnesota Chamber of Commerce 1992-1997, and Chair in 1995. Member of the Board of Directors of Marvin Lumber and Cedar Company, Warroad, Minnesota, and OPUS Corporation, Minnetonka, Minnesota.	2002

MICHAEL J. McCOY	56	Executive Vice President and Chief Financial Officer since 2001; Senior Vice President and Chief Financial Officer from 2000 to 2001; Vice President and Controller from 1998 to 2000; Vice President and Treasurer from 1997 to 1998; Treasurer from 1996 to 1997. Member of the Executive Committee of the Board of Directors. Member of the Board of Directors of Wilsons The Leather Experts, Inc., Minneapolis, Minnesota.	2000

JOHN L. MORRISON	58	Managing Director, Goldner Hawn Johnson & Morrison Incorporated, a private equity investment firm, since 1989; Chairman, Callanish Capital Partners, a private hedge fund, since 2001; Executive Vice President of Pillsbury and Chairman of the U.S. Consumer Foods Group, 1987 to 1989; President of Pillsbury’s International Group, 1981 to 1987. Member of the Board of Directors of the U.S. Overseas Private Investment Corp., Andersen Windows, Inc., St. Paul, Minnesota, and CityForest, Inc., Ladysmith, Wisconsin.	2003

DAKOTA A. PIPPINS	55	President and Chief Executive Officer, Pippins Strategies, LLC since 2003; Director of Urban Think Tank and Director of Planning, Vigilante Division of Leo Burnett, USA, an advertising agency, from 1998 to 2003; Adjunct Assistant Professor at New York University since 1990; Senior Vice President, Chisholm-Mingo Group, an integrated marketing company, from 1997 to 1998; Co-Founder - Chief Executive Officer, SCDN Inc. and D.R.U.M. Inc., both organizations devoted to building sustainable communities in West Africa, from 1995 to 1997.	2001

GARY J. RAY	57	Executive Vice President Refrigerated Foods since 1999; Executive Vice President Operations from 1992 to 1999. Member of the Executive Committee of the Board of Directors.	1990

JOHN G. TURNER	64	Chairman, Hillcrest Capital Partners, a financial services organization, since 2002; Vice Chairman of ING Americas 2000-2002; Chairman and CEO of ReliaStar Financial Corp., a financial services company, from 1993 to 2000. Member of the Board of Directors of Shopko Stores, Green Bay, Wisconsin, and Conseco, Inc., Carmel, Indiana.	2000

ROBERT R. WALLER, M.D.	66	President Emeritus, Mayo Foundation, a medical research foundation, since 1999; Professor of Ophthalmology, Mayo Medical School; President and Chief Executive Officer, Mayo Foundation from 1988 to 1998; Executive Committee Chair, Board of Trustees, Mayo Foundation from 1988 to 1998; Chair, Mayo Foundation for Medical Education and Research from 1988 to 2000. Member of the Board of Directors of Union Planters Bank, Memphis, Tennessee.	1993

No family relationship exists between any of the nominees for director of the Company.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company receive an annual retainer of $30,000 and $1,500 for attendance at each Board Meeting. In addition, a fee of $1,000 is paid for attendance at committee meetings. The Chairpersons of the Audit, Compensation, Governance and Contingency Committees each receive an additional $4,000 per year. Directors may defer all or a portion of retainer or meeting fees into a right to receive shares of Company stock at a date following termination of employment. Additionally, each February 1, each nonemployee director receives a grant of 4,000 options with an exercise price equal to the fair market value of one share of Common Stock on the date of grant, and an award of 1,500 Restricted Shares of stock. The options have a ten-year term and are exercisable six months after grant. The Restricted Shares are subject to a five-year restricted period, but twelve months after award will vest immediately in the case of death, disability, or retirement from the Board. For each Board meeting they attend, Directors who are employees of the Company receive $100, which has remained unchanged since 1934.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

The Board of Directors met seven times during the last fiscal year. Six were regularly scheduled meetings and one was a special meeting. During the fiscal year, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors, plus the total number of meetings held by all committees of the Board on which he or she served.

The Company has Compensation, Governance, Contingency, Employee Benefits and Audit Committees of the Board of Directors. The Compensation, Governance, Contingency and Audit Committees consist solely of independent nonemployee directors.

The Compensation Committee members are Mr. Turner, Chairperson, Mr. Block, Mr. Morrison, and Mr. Pippins. The primary function of this Committee is to establish compensation arrangements for all officers of the Company and other senior management personnel. The Committee met four times during the last fiscal year.

The Governance Committee members are Dr. Waller, Chairperson, Mrs. Goldberg, Ms. Marvin, and Mr. Pippins. This Committee, among other things, focuses on matters of management positions, and the succession of management. Board of Director nominees are proposed by the Governance Committee, which will consider nominees recommended by stockholders. Stockholder recommendations should be sent to the Secretary of the Company for forwarding to the Governance Committee. The Committee met four times during the last fiscal year.

The Contingency Committee members, consisting of all nonemployee Board members, are Mr. Turner, Chairperson, Dr. Allen, Mr. Block, Mr. Gillette, Mrs. Goldberg, Ms. Marvin, Mr. Morrison, Mr. Pippins, and Dr. Waller. This Committee considers such matters as the Board refers to the Contingency Committee as requiring the deliberation and decision of disinterested and independent directors. The Committee had one meeting during the last fiscal year.

The Employee Benefits Committee members are Mrs. Goldberg, Chairperson, Dr. Allen, Mr. Gillette, Ms. Marvin, Dr. Waller, and Mr. McCoy. The Committee oversees the Company’s benefit policies, the investment management of pension funds, the adequacy of benefit reserves and controls, and compliance with pertinent laws and regulations. The Committee met three times during the last fiscal year.

The Audit Committee members are Mr. Gillette, Chairperson, Dr. Allen, Mr. Block, Mr. Morrison, and Mr. Turner. The Audit Committee maintains an understanding of the Company’s key areas of financial risk and assesses the steps management takes to minimize and manage such risk; selects and evaluates the qualifications and performance of the independent auditors, subject to stockholder ratification; ensures that the ultimate accountability of the independent auditors is to the Committee and the Board of Directors and that the auditors maintain no relationship with management and/or the Company that would impede their ability to provide independent judgment on corporate matters; oversees the adequacy of the systems of internal control; oversees the process used in developing the quarterly and annual financial statements of the Company and reviews the nature and extent of any significant changes in accounting principles or applications used in compiling this information with management and the external auditors; oversees that management has established and maintains processes reasonably calculated to assure the Company’s compliance with all applicable laws, regulations, corporate policies and other matters covered in the Company’s Code of Ethical Business Conduct; provides an open avenue of communication between the internal auditors, the external auditors, Company management and the Board of Directors; reviews and updates the Committee’s charter at least annually; and exercises an active oversight role in the internal audit functions and scope.

AUDIT COMMITTEE REPORT AND RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Committee has the sole authority to appoint, terminate or replace the Company’s independent auditors. The independent auditors report directly to the Audit Committee.

The Committee comprises four members, each of whom is independent (as defined by the rules of the New York Stock Exchange, on which the Company’s shares are listed), and each is considered by the Board to be financially literate. In addition, the Board has determined that E. Peter Gillette, Jr. is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission. The Committee operates under a written charter, approved by the Board of Directors, which is Appendix A to this Proxy Statement.

In fulfilling its oversight responsibilities regarding the fiscal year 2003 financial statements, the Committee reviewed with management the audited financial statements in the Annual Report including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and received by the Committee. The Audit Committee also considered whether nonaudit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held ten meetings during fiscal 2003.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 25, 2003, for filing with the Securities and Exchange Commission. The Committee has also appointed, subject to stockholder ratification, Ernst & Young LLP as independent auditors for fiscal 2004.

THE AUDIT COMMITTEE

E. Peter Gillette, Jr., Chair
John W. Allen, Ph.D.
John R. Block
John L. Morrison
John G. Turner

General

Subject to ratification by the stockholders, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year which will end October 30, 2004. Management is not aware of any direct or indirect financial interest or any other connections Ernst & Young may have with the Company or its subsidiaries except the usual professional status of an independent auditor.

Audit Fees

Audit fees billed to the Company by Ernst & Young for the audit of the Company’s financial statements for the fiscal years ended October 25, 2003, and October 26, 2002, and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q, are as follows:

Fiscal 2003	Fiscal 2002
$582,700	$509,700

Audit – Related Fees

Audit - related fees billed to the Company by Ernst & Young for fiscal years 2003 and 2002 for services related to the performance of the audit, including primarily benefit plan audits, due diligence related to acquisitions and consultation concerning financial accounting and reporting standards, are as follows:

Fiscal 2003	Fiscal 2002
$508,600	$216,800

Tax Fees

Tax fees billed to the Company by Ernst & Young for fiscal years 2003 and 2002 for services related to tax compliance, tax advice and tax planning are as follows:

Fiscal 2003	Fiscal 2002
$1,066,800	$524,300

All Other Fees

Fees billed to the Company by Ernst & Young for all other services provided during fiscal years 2003 and 2002 for organizational consulting services are as follows:

Fiscal 2003	Fiscal 2002
– 0 –	$400,400

Audit Committee Preapproval Policies and Procedures

In 2003, the Audit Committee adopted formal policies and procedures requiring preapproval for audit and nonaudit services provided to the Company by the independent auditors. The Audit Committee approved all of the services performed by Ernst & Young LLP during fiscal 2003.

Ratification of Appointment

A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young as the Company’s independent auditors. Representatives of the firm are expected to be present at the meeting and will be afforded an opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

The affirmative vote of the majority of the shares of Common Stock represented at the meeting shall constitute ratification. The Board of Directors recommend a vote FOR the proposal to ratify the appointment of Ernst & Young LLP.

PRINCIPAL STOCKHOLDERS

Information as to the persons or groups known by the Company to be beneficial owners of more than five percent of the Company’s voting securities, as of October 25, 2003, is shown below:

Title of Class	Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class

Common Stock	The Hormel Foundation (1) 301 N. Main Street Austin, MN 55912-3498	64,062,722	46.22%

(1)          The Hormel Foundation holds 5,082,662 of such shares as individual owner and 58,980,060 of such shares as trustee of various trusts. The Hormel Foundation, as trustee, votes the shares held in trust. The Hormel Foundation has a remainder interest in all of the shares held in trust. The remainder interest consists of corpus and accumulated income in various trusts which are to be distributed when the trusts terminate upon the death of designated beneficiaries, or upon the expiration of twenty-one years after the death of such designated beneficiaries.

The Hormel Foundation was converted from a private to a public foundation on December 1, 1980. The Certificate of Incorporation and Bylaws of the Foundation provide for a Board of Directors, a majority of whom represent nonprofit agencies to be given support by the Foundation. Each member of the Hormel Foundation has equal voting rights.

Members of The Hormel Foundation are: Chairman, Richard L. Knowlton, retired Chairman of the Board of Hormel Foods; Jerry A. Anfinson, Certified Public Accountant, Austin; Mark T. Bjorlie, Executive Director, Young Men’s Christian Association, Austin; Donald R. Brezicka, Executive Vice President of Austin Medical Center - Mayo Health System, Austin; Dr. Zigang Dong, Director, Hormel Institute, Austin, representing the University of Minnesota; Don J. Hodapp, Retired Executive Vice President and Chief Financial Officer of Hormel Foods; Kermit F. Hoversten, Attorney; William R. Hunter, retired Executive Vice President of Hormel Foods; Corrine R. Johnson, representing the Austin Public Education Foundation, Inc.; Joel W. Johnson, Chairman, President and Chief Executive Officer of Hormel Foods; Kris S. Johnson, United Way of Mower County, Inc.; James R. Mueller, Executive Director, Cedar Valley Services, Inc., Austin; John E. O’Rourke, representing the City of Austin; Gary J. Ray, Executive Vice President of Hormel Foods; Steven T. Rizzi, Jr., Attorney, Austin; Robert J. Thatcher, retired Vice President and Treasurer of Hormel Foods, representing the Austin Community Scholarship Committee; and Major Jose A. Tamayo, Officer in Charge, The Salvation Army of Austin.

SECURITY OWNERSHIP OF MANAGEMENT

Information as to beneficial ownership of the Company’s equity securities by directors, nominees, executive officers of the Company named in the Summary Compensation Table on page 12 and all directors and executive officers of the Company as a group as of December 12, 2003, is shown below:

Title of Class	Name of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class

Common Stock	John W. Allen (2) (3)	40,654		*

Common Stock	John R. Block (2)	24,853		*

Common Stock	Eric A. Brown (2) (3) (5)	346,784		*

Common Stock	E. Peter Gillette, Jr. (2)	28,931		*

Common Stock	Luella G. Goldberg (2)	56,453		*

Common Stock	Joel W. Johnson (2) (4) (5)	1,253,000		*

Common Stock	James A. Jorgenson (2) (3) (5)	210,299		*

Common Stock	Susan I. Marvin (2)	6,556		*

Common Stock	Michael J. McCoy (2) (5)	144,087		*

Common Stock	John L. Morrison	729		*

Common Stock	Dakota A. Pippins (2)	12,898		*

Common Stock	Gary J. Ray (2) (4) (5)	545,908		*

Common Stock	John G. Turner (2)	23,040		*

Common Stock	Robert R. Waller, M.D. (2)	26,072		*

Common Stock	All Directors and Executive Officers as a Group (34 persons) (5) (6)	4,269,077	3.08%

(1) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares of the Company’s Common Stock have sole voting and investment powers with respect to the shares. Holdings are rounded to the nearest full share.

(2)          The total number of shares of the Company’s Common Stock beneficially owned by the following persons includes the following number of shares subject to options exercisable within sixty days of October 25, 2003: Dr. Allen - 30,000; Mr. Block - 22,000; Mr. Brown - 248,750; Mr. Gillette - 24,000; Mrs. Goldberg - 28,000; Mr. Johnson - 1,093,750; Mr. Jorgenson - 176,750; Ms. Marvin - 6,000; Mr. McCoy - 126,750; Mr. Pippins - 12,000; Mr. Ray - 446,750; Mr. Turner - 16,000; and Dr. Waller - 24,000.

(3)          The total number of shares of the Company’s Common Stock beneficially owned by the following persons includes the following number of shares of the Company’s Common Stock beneficially owned by members of their respective households: Dr. Allen - 9,223; Mr. Brown - 20,800; and Mr. Jorgenson - 950.

(4)          Does not include any shares owned by The Hormel Foundation, of which Mr. Johnson and Mr. Ray are members. Mr. Johnson and Mr. Ray disclaim beneficial ownership of all shares owned by The Hormel Foundation.

(5)          Shares listed as beneficially owned include, where applicable, shares allocated to participants’ accounts under the Hormel Tax Deferred Investment Plan 401(k)A and the Company’s Founders’ Fund Plan, the Company’s Amended and Restated Executive Deferred Income Plan II, and a pro-rata share of unallocated shares held in the Company’s Joint Earnings Profit Sharing Trust for the benefit of participants.

(6)          As of October 25, 2003, all directors and executive officers as a group owned beneficially 3,628,000 shares subject to options exercisable within sixty days.

*                 Less than one percent.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee (the “Committee”) consists exclusively of nonemployee, independent directors, and is responsible for establishing and administering the programs that govern the compensation and benefits programs for the executive officers of the Company, including the five executive officers named in this proxy statement.

Philosophy/Objectives

The Committee’s objective is to attract and retain the most highly qualified executive officers in a manner which provides incentives to create stockholder value.  This objective is accomplished by establishing compensation which is calculated to attract and retain the best management talent available while at the same time providing both significant risk and opportunity for reward based on Company performance.

Executive officer annual compensation as related in the Summary Compensation Table on page 12 consists of salary and formula bonus determined by Company earnings under the Company’s Operators’ Share Incentive Compensation Plan.  Long-term compensation is provided by stock options and, from time to time, Restricted Shares which provide longer term compensation opportunities based on increases in the value of the Company’s stock, and by the Company’s Long-Term Incentive Plan based on the Company’s ranking in total stockholder return over a designated performance period compared to a preselected peer group.  In addition, the Company maintains a nonqualified defined benefit plan for executives designed to provide retirement benefits similar to those offered under the broad-based qualified pension plan, but without the benefit limitations imposed under the Internal Revenue Code.  The Company offers executives the opportunity to voluntarily defer a portion of their annual compensation through a nonqualified Deferred Compensation Plan.

The Committee believes that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stock price performance, and encourages executive retention.  Currently, none of the named executive officers have employment contracts with the Company, or rights to any guaranteed severance payments in the event of termination.

In determining actual compensation levels for the CEO and other executive officers, the Committee considers many factors, including competitive market data, overall Company performance, business unit/department performance, and individual contributions.  In determining 2003 compensation levels, the Company relied on market data provided by Hay Consulting Group. For named executive officers, this data consisted of compensation information for a group of 14 peer companies as well as information from Hay’s general industry database.  Data from both the peer companies and Hay’s broad database have been adjusted to reflect the Company’s annual revenue size through regression analysis.  In general, the Company’s philosophy is to target total compensation for the management team, including the named executive officers, at the 75th percentile of Hay’s survey data, taking into consideration length of service and performance.

Executive Officer Annual Compensation: Salary and Operators’ Share Incentive Plan

Base salary levels are the fixed portion of the executive compensation package.  Salary levels reflect a combination of factors, including competitive pay levels, the executive’s experience and tenure, and the Company’s overall annual budget for merit increases and the executive’s individual performance.  In keeping with the Company’s desire for a performance-oriented pay program, base salaries are generally somewhat below competitive median levels.

The annual cash incentive plan rewards employee participants for Company financial performance, as measured by earnings per share.  The basic concept of the Operators’ Share Incentive Plan structure has been in place since 1932, and currently includes approximately 100 employees.  In brief, upon initial eligibility for plan participation, an employee receives a grant of Operator Shares (not actual shares, or the right to receive the value of shares).  Following the end of each fiscal year, the participant receives a cash payment equal to the Company’s annual EPS multiplied by the number of Operator Shares he or she holds.  During the year, participants also receive “dividend equivalents” (cash payments equal to declared dividends multiplied by the number of Operator Shares held).  However, the year-end EPS-based payment is decreased by the total amount of any dividend equivalents paid during the year.

The Committee, as the administrator of the Plan, has amended the Plan to include an additional modification of the payment amount on Operators’ Shares with respect to the Company’s most senior officers and senior management of individual business units, including two named executive officers.  This modification is tied to achievement of annual, Company-wide or business-unit based economic value-added (“EVA”) goals, and is designed to create further incentives among those participants in the Plan to work toward achieving relevant business unit goals.  As calculated by the Company, EVA is used to determine the economic profit earned by the relevant business unit, by measuring net operating profit after taxes, after a charge for use of capital is applied.

Officers over, and senior management of, individual business units selected by the Committee had 25% to 33% of their Operators’ Shares in fiscal 2003 made subject to achievement of defined EVA goals.  In accordance with a formula established by the Committee prior to the start of the fiscal year, if those goals were not achieved, the participant would receive less, and if the goals were met, the participant would receive what he or she would have otherwise received under the Operators’ Share Plan.  In accordance with the same formula established by the Committee prior to the start of the fiscal year, if the EVA goals were exceeded, the participant was entitled to receive an amount in excess of the payout that he or she would have received under the Operators’ Share Plan.  For fiscal year 2003, two named executive officers had their Operators’ Share payments adjusted upward (in a range from 1% to 8%) as a result of exceeding their EVA goals.

The Committee believes that the primary measure of Company EPS appropriately focuses all participants on overall Company performance.  The secondary EVA measures used for certain executives further holds senior management accountable for their long-term capital investment decisions.  The Committee reviews the Operators’ Share holdings of each executive officer on an annual basis as part of its assessment of total compensation levels.  As appropriate, the Committee periodically awards additional Operators’ Shares to maintain a competitive, performance-oriented compensation package.  In combination with base salary, Operators’ Shares award levels are targeted to deliver total annual compensation between median and top quartile levels relative to Hay’s database, taking into consideration length of service and performance.

Executive Officer Long-Term Compensation: Stock Option Plan and Long-Term Incentive Plan

Acting as the Committee administering the Hormel Foods Corporation 2000 Stock Incentive Plan, the Committee determines, based in part on the recommendations of the CEO (other than with respect to the CEO), the amount of options or Restricted Shares to be granted to executive officers and other eligible recommended employees.  The Committee’s determination of option grants in fiscal year 2003 and in past years reflected in the Summary Compensation Table took into consideration the executive officer’s past grants, compensation level, contributions to the Company during the last completed fiscal year, and potential for contributions in the future.  No Restricted Shares were awarded during fiscal year 2003.

Options are granted at the market price of the Company stock at the date of grant, and provide compensation to the optionee only to the extent the market price of the stock increases between the date of grant and the date the option is exercised.  Options are intended to provide long-term compensation tied specifically to increases in the price of the Company’s stock.

The total number of options granted in each year, which may vary from year to year, bears a general relationship to the total number of options authorized by the Company’s stockholders divided by the number of years in the term of the Plan under which the options are awarded.  While options are generally awarded based on the influence an executive position is considered by the Committee to have on stockholder value, the number of options awarded may vary up or down from prior year awards based on the level of an individual executive officer’s contribution to the Company in a particular year, based in part on the recommendation of the CEO.

Company executive officers are eligible to participate in the “Hormel Foods Corporation Long-Term Incentive Plan”.  This Plan is designed to provide a small group of key employees, including the named executive officers, selected by the Committee with an incentive to maximize stockholder value.  In selecting participants, and the amount of cash incentive which can be earned by each participant, the Committee takes into account the nature of the services rendered by the employee, his or her present and potential contributions to the success of the Company, and such other factors as the Committee deems relevant.

This Plan provides an additional incentive opportunity based on the Company’s long-term Total Shareholder Return performance compared to its peers.  Total Shareholder Return measures the increase in stock price, assuming reinvested dividends.  The current three-year performance cycle, which began October 28, 2002, will end in 2005.  Each participant, including the named executive officers, was given a target award opportunity for the three-year performance period.  If the Company’s actual Total Shareholder Return for the three-year period is at the 50th percentile of the peer group (consisting of 35 publicly traded companies in the food industry), then participants will earn the target award.  If Hormel’s actual Total Shareholder Return ranks highest among the peers, then the award payout will equal three times the target opportunity.  No award will be paid unless actual Total Shareholder Return is above the 25th percentile.

During fiscal 2003, executives received stock option grants consistent with the Company’s annual equity grant strategy. Additionally, following the completion of the 1999-2002 LTIP performance cycle, the named executive officers and other executives were granted award opportunities as part of the new 2002-2005 Long-Term Incentive Plan performance cycle.  In combination with annual cash compensation opportunities, option grants and LTIP awards to the management team are designed to provide target total remuneration at approximately top quartile levels compared to the Hay database information, based on length of service and performance.

The Committee continues to review its overall long-term incentive structure in light of the shifting competitive and regulatory environment.  The Committee, with input from senior management and outside consultants, may decide to make changes to the long-term incentive programs in the future.

Chief Executive Officer Compensation

The cash compensation of the CEO is established by the Committee in generally the same way as cash compensation is determined for other executive officers, and the Committee employs generally the same criteria for option grants and Restricted Share awards as apply to other executive officers, taking into consideration the CEO’s responsibility for the total enterprise as well as Mr. Johnson’s individual performance.  Based on information received from the Consultant rating Mr. Johnson’s position and comparing his annual cash compensation to cash compensation received by individuals in other companies in similar positions, the Committee awarded Mr. Johnson a salary increase of $1144.78 per week which he received in fiscal year 2003, and which is reflected in the Summary Compensation Table on page 12.  The Committee awarded Mr. Johnson 100,000 additional Operators’ Shares in fiscal year 2003.  The Committee granted Mr. Johnson the stock options reflected in the “Option Grants” table on page 13.  The Committee did not award Mr. Johnson any Restricted Shares in fiscal year 2003.  While the salary component of Mr. Johnson’s fiscal year 2003 cash compensation was predetermined for the year, the Operators’ Shares formula bonus was determined by the Company’s net earnings for fiscal year 2003 as explained under the heading “Executive Officer Annual Compensation:  Salary and Operators’ Share Incentive Plan” on page 10.  Mr. Johnson did not participate in the EVA component of the Operators’ Share Program.  Mr. Johnson is a participant in the 2002-2005 LTIP performance cycle.  His award opportunity is shown in the LTIP table on page 14.  Mr. Johnson’s long-term compensation under the Stock Option Plan and Long-Term Incentive Plan, if any, will depend on the Company’s stock price relative to the exercise price of each option granted, and on the attainment by the Company of the performance goals specified for the Long-Term Incentive Plan performance period for which the award is made.

Mr. Johnson’s total compensation for 2003, including an estimated value of the option grant (using Black-Scholes) approaches the 75th percentile of the peer group.  The Committee believes that the total remuneration program for Mr. Johnson is consistent with the overall compensation and benefits philosophy of the Company, is appropriately positioned vis-à-vis his peers, and reflects the Committee’s subjective assessment of his performance as CEO.

Deductibility of Compensation Under Internal Revenue Code Section 162 (m)

Section 162(m) of the Internal Revenue Code, adopted in 1993, imposes a $1 million cap, subject to certain exceptions, on the deductibility to a company of compensation paid to the five executive officers named in such company’s proxy statement. The stockholders voted at the 2000 Annual Meeting of Stockholders to amend and approve the Company’s 2000 Stock Incentive Plan to enable options granted under that Plan to qualify as deductible performance-based compensation under Section 162(m), so that any compensation realized from the exercise of stock options would not be affected by Section 162(m). The stockholders voted at the 2003 Annual Meeting of Stockholders to approve the Company’s Operators’ Share Incentive

Compensation Plan, and at the 1998 Annual Meeting of Stockholders to approve the Company’s Long-Term Incentive Plan, respectively, for the purpose of qualifying those Plans under Section 162(m).The Committee believes that compensation paid pursuant to those two Plans will be deductible, except for Dividend Equivalents paid under the Operators’ Share Plan (which may not be deductible in full for any named executive officer in a given year). Additionally, cash compensation voluntarily deferred by the executive officers named in this Proxy Statement under the Company’s Deferred Compensation Plans is not subject to the Section 162(m) cap until the year paid. Thus, compensation paid this fiscal year subject to the Section 162(m) cap is not expected to exceed $1 million for any named executive officer. Therefore, the Committee believes that the Company will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to the Company’s named executive officers for fiscal year 2003.

The Committee continues to consider other steps which might be in the Company’s best interests to comply with Section 162(m), while reserving the right to award future compensation which would not comply with the Section 162(m) requirements for nondeductibility if the Committee concluded that this was in the Company’s best interests.

THE COMPENSATION COMMITTEE

John G. Turner, Chair
John R. Block
John L. Morrison
Dakota A. Pippins

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and noncash compensation for each of the last three fiscal years earned by or awarded to the Chief Executive Officer and the four other most highly compensated executive officers of the Company:

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Award(s) ($)(4)	Securities Underlying Options (#)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)

Joel W. Johnson	2003	850,400	1,529,500	—	0	350,000	0	43,194
Chairman, President and	2002	792,500	1,128,373	—	0	275,000	2,560,000	40,879
Chief Executive Officer	2001	742,400	1,379,406	—	0	250,000	0	39,816

Gary J. Ray	2003	363,220	672,083	—	0	75,000	0	19,308
Executive Vice President	2002	325,365	598,123	—	0	75,000	1,280,000	17,656
	2001	296,275	590,452	—	0	75,000	0	16,609

Eric A. Brown	2003	289,620	501,466	—	0	55,000	0	15,327
Group Vice President	2002	262,075	510,998	—	0	50,000	960,000	14,097
	2001	242,145	430,392	—	0	60,000	0	13,567

Michael J. McCoy	2003	273,510	399,000	—	0	75,000	0	16,021
Executive Vice President	2002	250,720	266,800	—	0	60,000	672,000	14,173
and Chief Financial Officer	2001	206,270	280,879	—	0	40,000	0	12,587

James A. Jorgenson	2003	250,955	305,900	—	0	35,000	0	14,503
Senior Vice President	2002	226,635	297,994	—	0	30,000	384,000	13,439
	2001	207,020	275,881	—	0	30,000	0	12,842

(1)          Includes fee payments of $100 per meeting attended for each director named in the table, and amounts voluntarily deferred under the Company’s Deferred Compensation Plan.

(2)          Includes Operators’ Share Incentive Compensation Plan payments, and amounts voluntarily deferred by the named individuals under the Company’s Deferred Compensation Plan, which permit participants to voluntarily defer receipt of all or part of the payments currently due to the participant under the Operators’ Share Incentive Compensation Plan.

(3)          There was no other annual compensation exceeding the lesser of $50,000 or 10% of total salary and bonus compensation in each of the years shown.

(4)          None of the named executive officers held any Restricted Stock at the end of the fiscal year.

(5)          The Performance Period for the LTIP awards for which these payments were made commenced on November 1, 1999, and ended on the tenth day on which shares were traded on the New York Stock Exchange following October 26, 2002. Thus, the Performance Period ended thirteen days after the end of the Company’s fiscal year 2002. The Compensation Committee believed it was more meaningful disclosure to include these payments in the Proxy Statement for fiscal year 2002 than to delay disclosure until the Proxy Statement for the current year.

(6)          The amount shown includes Company Joint Earnings Profit Sharing distributions which may be authorized by the Board of Directors in its discretion based on Company profits. The total amount of Company distributions declared available to all participants by the Board is allocated in the same proportion as each person’s base weekly wage bears to the total base wage for all eligible persons. Payments to the executive officers named in the Table are calculated using the same proportional formula as is used for all eligible employees. Joint Earnings Profit Sharing distributions were for Mr. Johnson $42,344 in 2003, $40,029 in 2002, and $38,966 in 2001; for Mr. Ray $18,189 in 2003, $16,497 in 2002, and $15,579 in 2001; for Mr. Brown $14,477 in 2003, $13,247 in 2002, and $12,717 in 2001; for Mr. McCoy $13,670 in 2003, $12,506 in 2002, and $10,908 in 2001; and for Mr. Jorgenson $12,570 in 2003, $11,505 in 2002, and $10,908 in 2001. “All Other Compensation” also includes Company matching payments of up to $200.00 under the Company’s Founders’ Fund Plan and up to $650.00 under the Hormel Tax Deferred Investment Plan A. Both of these matching payments, in the same amount, are available to all other eligible employees. Company matching payments were for Mr. Johnson $200 and $650 in 2003, $200 and $650 in 2002, and $200 and $650 in 2001; Mr. Ray $200 and $650 in 2003, $200 and $650 in 2002, and $200 and $650 in 2001; for Mr. Brown $200 and $650 in 2003, $200 and $650 in 2002, and $200 and $650 in 2001; for Mr. McCoy $200 and $650 in 2003,  $200 and $650 in 2002, and $200 and $650 in 2001; and for Mr. Jorgenson $200 and $650 in 2003, $200 and $650 in 2002, and $200 and $650 in 2001. For Mr. Ray, Mr. McCoy and Mr. Jorgenson, “All Other Compensation” includes Company contributions to a life insurance program which is available to all other eligible employees with benefits proportional to Annual Compensation. Mr. Ray received contributions of $269 in 2003, $309 in 2002, $180 in 2001, Mr. McCoy received contributions of $1,501 in 2003, $817 in 2002, and $829 in 2001, and Mr. Jorgenson received $1,084 in 2003, $1,084 in 2002 and $1,084 in 2001.

STOCK OPTIONS TABLES

The following tables summarize option grants and exercises during fiscal year 2003 to or by the executive officers named in the Summary Compensation Table above, and the values of options granted during fiscal year 2003 and held by such persons at the end of fiscal year 2003.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)(3)	10% ($)(3)

Joel W. Johnson	350,000	30.38%	22.35	12/02/12	4,919,528	12,467,050
Gary J. Ray	75,000	6.51%	22.35	12/02/12	1,054,185	2,671,511
Eric A. Brown	55,000	4.77%	22.35	12/02/12	773,069	1,959,108
Michael J. McCoy	75,000	6.51%	22.35	12/02/12	1,054,185	2,671,511
James A. Jorgenson	35,000	3.04%	22.35	12/02/12	491,953	1,246,705

(1)          These option shares are subject to vesting, with twenty-five percent to become exercisable at the end of each year following the date of grant (December 2, 2002) until all are exercisable.

(2)          The options have an exercise price equal to the market price of the Company’s Common Stock on the date of grant, December 2, 2002.

(3)          The actual value of these option grants is dependent on the future performance of the Company’s Common Stock. There is no assurance that the values reflected in this table will be achieved.

Aggregated Option Exercises and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)		Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable			Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable/ Unexercisable (1)(2)
Joel W. Johnson	80,000	(3)	1,110,400	943,750	/	731,250	7,241,563	/	1,383,563
Gary J. Ray	60,000		722,400	409,250	/	183,750	3,655,459	/	378,169
Eric A. Brown	30,000		382,800	220,000	/	135,000	1,755,351	/	298,550
Michael J. McCoy	0		0	98,000	/	145,000	624,203	/	231,750
James A. Jorgenson	20,000	(3)	290,200	160,500	/	78,500	1,389,366	/	157,418

(1)          Unrealized value of in-the-money options at year end represents the aggregate difference between the market value at October 25, 2003 and the applicable exercise price.

(2)          The differences between market value and exercise price in the case of unrealized value accumulate over what may be, in many cases, several years.

(3)          This number includes stock units (phantom stock) deferred by the named executive to the Stock Option Gain Account in the Hormel Foods Corporation Executive Deferred Income Plan II.

LONG-TERM INCENTIVE PLANS – AWARDS IN FISCAL YEAR 2003

This table gives information concerning the awards to the named executive officers made in 2002 for the three-year performance period of 2002 through 2005 under the Long-Term Incentive Plan (LTIP).  Under the LTIP, the executives were granted performance-contingent awards, which give them the opportunity to earn specified cash amounts.  Actual payout of these cash amounts is determined by a nondiscretionary formula that compares the Company’s average total shareholder return (change in Common Stock price plus reinvestment of dividends) over the performance period to that of a peer group of companies in the food industry approved by the Compensation Committee.

Long-Term Incentive Plans – Awards in Fiscal Year 2003

Name	Performance or other Period Until Maturation or Payout	Estimated Future Payout Under Nonstock Price-Based Plans (1) (2)
		Threshold ($)	Target ($)	Maximum ($)
Joel W. Johnson	2003-2005	1,500,000	3,000,000	9,000,000
Gary J. Ray	2003-2005	750,000	1,500,000	4,500,000
Eric A. Brown	2003-2005	625,000	1,250,000	3,750,000
Michael J. McCoy	2003-2005	625,000	1,250,000	3,750,000
James A. Jorgenson	2003-2005	250,000	500,000	1,500,000

(1)          The actual cash amount payable, if any, that will be paid out at the end of the applicable period cannot be determined because the amount earned by the named executive officers will be based on the Company’s future performance and the future performance of the peer group.

(2)          If the Company’s performance is below the 25th percentile of the range relative to the performance peer group, then no amount will be earned.  Threshold awards will be earned if the Company achieves 25th percentile performance.  If the Company’s performance is at the 50th percentile of the peer group the Target award will be earned.  The Maximum award will be earned if the Company’s performance exceeds the performance of all peer group companies.  Awards will be interpolated for Company performance between the discrete points.

PENSION PLAN

The Company maintains noncontributory defined benefit pension plans covering substantially all employees. Pension benefits for salaried employees are based upon the employee’s highest five years of compensation (as described below) of the last 10 calender years of service and the employee’s length of service. The Company also maintains a supplemental executive retirement plan that provides pension benefits calculated under the qualified defined benefit pension plan formula that exceed the annual benefit limitation for defined benefit plans qualifying under the Internal Revenue Code. A Company-established plan credited Mr. Johnson with deemed years of service for purposes of determining both the amount of and eligibility for retirement benefits under the Company’s retirement plans.  The following tabulation shows the estimated aggregate annual pension payable to an employee under the qualified defined benefit pension plan and the supplemental executive retirement plan upon normal retirement at the end of fiscal year 2003 at age 65 under various assumptions as to final average annual compensation and years of service, and on the assumptions that the retirement plans will continue in effect during such time without change and that the employee will select a single life annuity option. The pension benefits shown below reflect an integration with Social Security benefits.

PENSION PLAN TABLE

	Years of Service
Average Annual Compensation	15	20	25	30	35	40	45
$250,000	$55,725	$74,300	$92,875	$111,450	$130,025	$148,600	$167,174
500,000	115,725	154,300	192,875	231,450	270,025	308,600	347,174
750,000	175,725	234,300	292,875	351,450	410,025	468,600	527,174
1,000,000	235,725	314,300	392,875	471,450	550,025	628,600	707,174
1,250,000	295,725	394,300	492,875	591,450	690,025	788,600	887,174
1,500,000	355,725	474,300	592,875	711,450	830,025	948,600	1,067,174
1,750,000	415,725	554,300	692,875	931,450	970,025	1,108,600	1,247,174
2,000,000	475,725	634,300	792,875	951,450	1,110,025	1,268,600	1,427,174
2,250,000	535,725	714,300	892,875	1,071,450	1,250,025	1,428,600	1,607,174
2,500,000	595,725	794,300	992,875	1,191,450	1,390,025	1,588,600	1,787,174

The compensation for the purpose of determining the pension benefits consists of annual compensation, Restricted Stock Awards, and LTIP Payouts. The years of credited service for individuals listed in the Summary Compensation Table are: 26 years for Mr. Johnson; 35 years for Mr. Ray; 32 years for Mr. Brown; 9 years for Mr. McCoy; and 33 years for Mr. Jorgenson.

NONQUALIFIED DEFERRED COMPENSATION PLAN

The Company’s Executive Deferred Income Plan II permits eligible employees to annually defer base salary, bonus amounts, long-term incentive plan payments and Operators’ Share dividends.  The Plan also permits eligible employees to defer the delivery of shares of Company Restricted Stock and shares of Company Common Stock representing the gain on the exercise of stock options.  The amounts deferred by each participant will be based on elections by each participant under the terms of the Plan. The Company may also credit to participants’ accounts certain amounts specified in the Plan relating to the Company’s profit sharing plan, and the Plan provides that the Company may make additional discretionary contributions to participants’ deferral accounts.  Deferrals of cash compensation are credited with deemed investment gains and losses.  Stock deferrals are credited to a stock unit account whose return reflects the return on the Company’s Common Stock.  Payments under the Plan are made on the date or dates selected by each participant in accordance with the terms of the Plan or on such other date or dates as specified in the Plan.  Payments relating to deferrals of cash compensation are paid in cash, and payments relating to stock deferrals are paid in shares of Company Common Stock that are authorized for issuance under the Company’s 2000 Stock Incentive Plan.  In connection with the Plan, the Company has created a grantor trust, commonly known as a “Rabbi Trust.”  The assets of the Trust will be used to pay benefits under the Plan, but the assets of the Trust are subject to the claims of general creditors of the Company. During fiscal year 2003, all of the executive officers listed in the Summary Compensation Table in this proxy statement participated in this Plan.

EQUITY COMPENSATION PLAN INFORMATION

As of October 25, 2003

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,754,625	17.74	4,796,000

Equity compensation plans not approved by security holders	—	—	—

Total	7,754,625	17.74	4,796,000

COMPARATIVE STOCK PERFORMANCE

The following graph produced by Research Data Group, Inc. compares the cumulative total stockholder return on the Company’s Common Stock during the five fiscal years preceding October 25, 2003, with the Standard & Poor’s 500 Index and the Standard & Poor’s Packaged Foods & Meats Index (assuming the investment of $100 in each vehicle on October 31, 1998, and the reinvestment of all dividends during such period).

Comparison of Five Year Cumulative Total Stockholder Return
Among Hormel Foods Corporation, S & P 500 Index, and S & P Packaged Foods & Meats Index

OTHER INFORMATION RELATING TO DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Persons serving as members of the Compensation Committee during fiscal year 2003 were William S. Davila, John G. Turner, John R. Block, and Dakota A. Pippins. None of these persons was an officer or employee of the Company or any of its subsidiaries during fiscal year 2003, was formerly an officer of the Company or any of its subsidiaries or had any other relationship with the Company or any of its subsidiaries requiring disclosure under the applicable rules of the Securities and Exchange Commission.

RELATED PARTY TRANSACTIONS

During fiscal year 2003, employees of the Company provided administrative services to The Hormel Foundation, which beneficially owns more than five percent of the Company’s Common Stock, for which The Hormel Foundation paid the Company $116,802, reimbursing the Company for its fully allocated cost for the employee time expended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain officers, and any persons holding more than ten percent of the Company’s Common Stock to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those dates during 2003.

In making these disclosures, the Company has relied on the representations of its directors and officers and copies of the reports that they have filed with the Commission. Based on those representations and reports, it was necessary to file a Form 5 on behalf of Gary J. Ray to cover a transfer of stock within two defined contribution plans made by a third party administrator and not timely reported. It is believed that all other Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent stockholders were met.

OTHER MATTERS

The management of your Company does not know of any matters to be presented at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

By order of the Board of Directors

JAMES W. CAVANAUGH
Secretary

December 22, 2003

APPENDIX A

HORMEL FOODS CORPORATION
AUDIT COMMITTEE CHARTER

Purpose:

The purposes of the Audit Committee are to report to the Board of Directors in its oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, to select the independent auditor, and determine the independent auditor’s qualifications and independence, and the performance of the Corporation’s internal audit function and independent auditor; and to produce an annual report for inclusion in the corporation’s proxy statement, in accordance with applicable rules and regulations.

Membership:

The Committee will consist of three or more independent members of the Board appointed from time to time by the Board. The Committee will consist solely of nonemployee Directors who meet the independence and experience requirements of the Securities and Exchange Commission and the New York Stock Exchange. Members of the Committee are subject to removal at any time by a majority of the Board. Any resulting vacancy may be filled by the Board.

Duties and Responsibilities:

The Committee is not responsible for preparing financial statements or performing audits, and its members are not auditors or certifiers of the Corporation’s financial statements.

The Committee will:

1.              Select the Corporation’s independent auditor (subject to stockholder ratification of the selection, if such ratification is required or sought), approve the fees to be paid to such firm, and terminate such firm when circumstances warrant.

2.              Review and discuss with the independent auditor the scope and plans for its audit examination, approve its services provided, its audit procedures and the results of the annual audit examination, including any accompanying management letters.

3.              Evaluate the independent auditor’s qualifications, performance and independence on an ongoing basis, but no less frequently than once per year.

4.              Establish policies and procedures for, and, as appropriate, approve the engagement of, the independent auditor for any nonaudit service (to the extent such service is not prohibited by Section 10A(g) of the Securities Exchange Act of 1934, as amended) and the fee for such service, and consider whether the independent auditor’s performance of any nonaudit services is compatible with its independence.

5.              At least annually, obtain and review a report by the independent auditor describing:

•                  The independent auditor’s internal quality-control procedures.

•                  Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

•                  All relationships between the independent auditor and the Corporation.

6.              Review and discuss with management and the independent auditor the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing or release of such financial statements.

7.              Recommend to the Board whether, based on the review and discussions described in paragraphs (5) and (6) above,

the annual audited financial statements should be included in the Corporation’s annual report on Form 10-K.

8.              Regularly review with the independent auditor any audit problems or difficulties and management’s response (including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management), and resolve disagreements between management and the independent auditor regarding financial reporting.

9.              Review the means of safeguarding assets of the Corporation and verify the existence of such assets.

10.        Review operations and programs to ascertain whether results are consistent with established goals and objectives.

11.        Establish clear hiring policies for employees or former employees of the independent auditor.

12.        Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

13.        Meet at least quarterly with management, the internal auditors and the independent auditor in separate executive sessions.

14.        Generally discuss the types of information to be disclosed and the type of presentation to be made with respect to earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

15.        Discuss policies with respect to risk assessment and risk management and generally review processes established by management to manage and assess risk.

16.        Oversee the Corporation’s Code of Ethical Business Conduct, which will include (but not be limited to) a code of ethics for senior financial officers as contemplated by Section 406(c) of the Sarbanes-Oxley Act of 2002.

17.        Produce an annual report for inclusion in the Corporation’s proxy statement, in accordance with applicable rules and regulations.

18.        Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

19.        Conduct an annual performance evaluation of the Committee, in connection with which the Committee will review on a retrospective basis:

•                  Major issues regarding accounting principles and financial statement presentations, including any significant change in the Corporation’s selection or application of accounting principles.

•                  Major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies.

•                  Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•                  The effect on the financial statements of regulatory and accounting initiatives and off-balance sheet structures.

•                  Earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

20.        As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

The Committee will provide regular reports of its activities to the Board, specifically addressing any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function.

Meetings:

The Committee will meet four times annually, or more frequently as circumstances dictate. A majority of the members of the Committee will constitute a quorum for the transaction of business.

Resources and Authority:

The Committee will have the resources and authority to discharge its responsibilities, including sole authority to:

•                  Retain and terminate the independent auditor, which will be accountable to and report to the Committee.

•                  Approve any nonaudit relationship with the independent auditor, other than any relationship to provide services prohibited by Section 10A(g) of the Securities Exchange Act of 1934, as amended.

•                  Approve all audit engagement fees and terms.

In addition, the Committee will have authority to:

•                  Conduct or authorize investigations into any matters within its scope of responsibilities.

•                  Engage outside auditors for special audits, reviews and other procedures.

•                  Retain special counsel and other experts and consultants to advise the Committee.

•                  Approve the fees and other retention terms for such parties.

The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee has the authority to use other resources either within or outside the Corporation to address special circumstances when appropriate.

The Committee may delegate its authority to subcommittees established by the Committee from time to time, which subcommittees will consist of one or more members of the Committee and will report to the Committee.

Adoption of Charter:

This Charter was originally adopted by the Board of Directors on November 25, 2002.

SHARES COVERED BY THIS PROXY CARD ARE LISTED OPPOSITE

THE CODES WHICH ARE EXPLAINED BELOW

Your signature on this proxy card will appoint a proxy for the shares listed opposite code COMM if you are a shareholder of record and direct the proxy as to how to vote.

COMM — Shares held in your record account for which you are designating and directing a proxy.

Your signature will also serve as a voting direction to the trustee if you are in an employee plan (ESPP, JEPST, 401K-A or 401K-B) for any shares listed opposite the following codes:

ESPP	Shares held in your account in the Employee Stock Purchase Plan. By signing this proxy, you direct Wells Fargo Bank, N.A. to vote those shares, in person or by proxy, as designated herein.

JEPST

Shares held in your account in the Hormel Foods Corporation Joint Earnings Profit Sharing Trust. By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

401K-A

Shares held in your account in the Hormel Foods Corporation Tax Deferred Investment Plan A (401K). By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

401K-B

Shares held in your account in the Hormel Foods Corporation Tax Deferred Investment Plan B (401K). By signing this proxy, you direct Investors Bank & Trust Company to vote those shares, in person or by proxy, as designated herein.

HORMEL FOODS CORPORATION	proxy and voting direction
1 Hormel Place
Austin, MN 55912

This proxy is solicited on behalf of the Board of Directors. By signing on the other side of this card you appoint Joel W. Johnson, Michael J. McCoy, Gary J. Ray or a majority thereof present, or if only one be present, then that one, with full power of substitution, and hereby authorize them to represent and to vote as designated on the other side of this card all the shares of Common Stock of Hormel Foods Corporation held of record by you on December 1, 2003, at the Annual Meeting of Stockholders to be held on January 27, 2004, or any adjournment thereof. This proxy also functions as a voting direction to the trustee of the employee plan(s) in which Hormel stock was held for your account on December 1, 2003. Please refer to the explanation above.

See reverse for voting instructions.

Company#

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY ***  IMMEDIATE

*                 Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on January 26, 2004.

*                 Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/hrl/ — QUICK *** EASY ***  IMMEDIATE

*                 Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on January 26, 2004.

*                 Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

*                 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hormel Foods, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card V Please detach here if you are mailing your proxy card V

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 John W. Allen	07 Michael J. McCoy	☐ FOR all nominees (except as marked to the contrary below.)	☐ WITHHOLD AUTHORITY (to vote for all nominees)
	02 John R. Block	08 John L. Morrison
	03 E. Peter Gillette, Jr.	09 Dakota A. Pippins
	04 Luella G. Goldberg	10 Gary J. Ray
	05 Joel W. Johnson	11 John G. Turner
	06 Susan I. Marvin	12 Robert R. Waller, M.D.

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s number in the box.)

2. Proposal to ratify the appointment of Ernst & Young LLP as the Independent Auditors of the Corporation.			☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR PROPOSAL NO. 2.

Address Change? Mark Box
Indicate changes below: ☐	Dated January , 2004

Signature(s) in Box

Please sign exactly as name appears to the left. When
shares are held by joint tenants, both should sign. When
signing as attorney, executor, administrator, trustee or
guardian, please give full title as such. If a corporation,
please sign in full corporate name by President or other
authorized officer. If a partnership, please sign in
partnership name by authorized person.